UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 15, 2008
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)
300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
(Address of Principal Executive Offices) (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS
     On January 15, 2008, Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) issued a press release announcing that William J. Colombo will assume the role of Vice Chairman effective February 2, 2008. Mr. Colombo’s responsibilities will be assumed by Joseph M. Schmidt, Executive Vice President of Operations, Timothy E. Kullman, Executive Vice President, Finance, Administration and Chief Financial Officer, and Edward W. Stack, Chairman and Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1.
     Effective February 2, 2008, Joseph M. Schmidt, age 48, will assume the title of Chief Operating Officer of the Company, in addition to his current title of Executive Vice President of Operations, which position he has held since September 2007. Prior to serving as Executive Vice President of Operations, Mr. Schmidt served as Senior Vice President Store Operations of the Company since April 2005, and Vice President Store Operations since 2001. There are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Schmidt that are required to be disclosed by Item 404(a) of Regulation S-K. Mr. Stack will also assume the title of President.
ITEM 7.01 REGULATION FD DISCLOSURE
On January 15, 2008, the Company issued a press release updating its fourth quarter 2007 guidance and providing certain other information that is furnished as Exhibit 99.2 hereto.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit 99.1	Press Release, dated January 15, 2008

Exhibit 99.2	Press Release, dated January 15, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: January 22, 2008	By:	/s/ Timothy E. Kullman

	Name:	Timothy E. Kullman
	Title:	Executive Vice President, Finance,
Administration and Chief Financial Officer